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Exhibit 99.1

NEWS RELEASE
Tenet Healthcare Corporation Headquarters Office 3820 State Street Santa Barbara, CA 93105 Tel 805.563.6855 Fax 805.563.6871 http://www.tenethealth.com
Contacts: Investors:	Paul Russell (805) 563-7188
Diana Takvam (805) 563-6883
Media:	Harry Anderson (805) 563-6816

Tenet Healthcare to Host Conference Call

        SANTA BARBARA, Calif.—November 1, 2002—Executives of Tenet Healthcare Corporation (NYSE: THC) will host a conference call later today to discuss the previously announced investigation involving two physicians who practice at Redding Medical Center, which is owned by a Tenet subsidiary.

        All interested parties are invited to participate in the call at 1:00 pm (PST) by dialing (913) 981-5510 or by logging onto www.tenethealth.com. The call will also be available on a replay basis after 5:00 pm today (PST), and will remain available for the next 14 days.

        Tenet Healthcare Corporation, through its subsidiaries, owns and operates 113 acute care hospitals with 27,726 beds and numerous related health care services. Tenet and its subsidiaries employ approximately 114,300 people serving communities in 16 states. Tenet's name reflects its core business philosophy: the importance of shared values among partners—including employees, physicians, insurers and communities—in providing a full spectrum of health care. Tenet can be found on the World Wide Web at www.tenethealth.com.

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  Certain statements in this release may constitute forward-looking statements. They are based on management's current expectations and could be affected by numerous factors and are subject to various risks and uncertainties. Certain of those risks and uncertainties are discussed in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K and quarterly reports on Form 10-Q. Do not rely on any forward-looking statement, as we cannot predict or control many of the factors that ultimately may affect our ability to achieve the results estimated. We make no promise to update any forward-looking statement, whether as a result of changes in underlying factors, new information, future events or otherwise.

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  Exhibit 99.1